REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

Members
Rod’s Production Services, LLC
We have audited the accompanying financial statements of Rod’s Production Services, LLC (an Oklahoma limited liability company), which comprise the balance sheet as of December 31, 2013, and the related statements of income, members’ equity, and cash flows for the year then ended, and the related notes to the financial statements.
Management’s responsibility for the financial statements
Management is responsible for the preparation and fair presentation of these financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.
Auditor’s responsibility
Our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement.
An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.
We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion
In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Rod’s Production Services, LLC as of December 31, 2013, and the results of its operations and its cash flows for the year then ended in accordance with accounting principles generally accepted in the United States of America.
/s/ Grant Thornton LLP
Oklahoma City, Oklahoma
June 5, 2014

Rod’s Production Services, LLC

BALANCE SHEET

December 31,
2013

ASSETS
Current assets
Cash and cash equivalents	$790,715
Accounts receivable, net	5,289,711
Prepaid expenses and other assets	51,160
Total current assets	6,131,586

Property and equipment, net	6,654,642

TOTAL ASSETS	$12,786,228

LIABILITIES AND MEMBERS’ EQUITY
Current liabilities
Accounts payable	$1,093,361
Factoring liability	3,000,510
Accrued expenses	1,984,508
Total liabilities	6,078,379

Commitments and Contingencies

MEMBERS’ EQUITY
Members’ equity	6,707,849

TOTAL LIABILITIES AND MEMBERS’ EQUITY	$12,786,228

The accompanying notes are an integral part of this financial statement.

Rod’s Production Services, LLC

STATEMENT OF INCOME

Year ended
December 31,
2013

Revenues	$30,730,988
Cost of revenue	20,208,632

Gross profit	10,522,356

Operating expenses	3,595,103

Income from operations	6,927,253

Other income (expense)
Interest expense	(810,282)
Other expense	(488,009)
Total other expense, net	(1,298,291)

Net income before state income tax expense	5,628,962

State income tax expense	106,246

NET INCOME	$5,522,716

The accompanying notes are an integral part of this financial statement.

STATEMENT OF MEMBERS’ EQUITY

Year ended December 31, 2013

Rod's Production
Services, LLC
Members' Equity

Balance at January 1, 2013	$4,901,688

Net income	5,522,716

Contributions from members	1,692,458

Distributions to members	(5,409,013)

Balance at December 31, 2013	$6,707,849

The accompanying notes are an integral part of this financial statement.

Rod’s Production Services, LLC

STATEMENT OF CASH FLOWS

Year ended
December 31,
2013

Cash flows from operating activities
Net income	$5,522,716
Adjustments to reconcile net income to net cash from operating activities:
Depreciation	2,404,435
Changes in operating assets and liabilities:
Accounts receivable, net	(505,931)
Prepaid expenses and other assets	25,700
Accounts payable	(345,726)
Accrued expenses	125,953
Net cash provided by operating activities	7,227,147

Cash flows from investing activities
Purchases of property and equipment	(2,413,159)
Net cash used in investing activities	(2,413,159)

Cash flows from financing activities
Net repayments under line of credit	(100,000)
Payments on long-term debt	(615,507)
Change in factoring liability	(406,853)
Contributions from members	633,496
Distributions to members	(3,570,029)
Net cash used in financing activities	(4,058,893)

Net increase (decrease) in cash and cash equivalents	755,095

Cash and cash equivalents, beginning of year	35,620

Cash and cash equivalents, end of year	$790,715

Supplemental disclosure of cash flow information:
Cash paid for interest	$810,282
Cash paid for taxes	$74,767
Noncash investing and financing activities:
Financing of property and equipment acquisitions	$100,644
Disposal of property and equipment through distributions to members	$378,257
Distributions to former members for estimated tax payments	$1,460,727
Contributions from members for debt payoff	$1,058,962

The accompanying notes are an integral part of this financial statement.

Rod’s Production Services, LLC

NOTES TO FINANCIAL STATEMENTS

December 31, 2013

NOTE A – NATURE OF OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICES

Rod’s Production Services, LLC (the “Company”) was formed on November 3, 2010 as an Oklahoma limited liability company and is based in Oklahoma. The Company provides rental and supply services to the oil and gas industry primarily in Oklahoma, Pennsylvania, Texas and Ohio. No member shall be liable for the expenses, liabilities or obligations of the Company. The company will continue perpetually until terminated pursuant to statue or any provision of the limited liability amendment.

1.	Basis of Presentation

The accompanying financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”). A summary of the significant accounting polices applied in the preparation of the accompanying financial statements follows.

2.	Variable Interest Entity

Variable interest entities (VIEs) are entities that, by design, either (1) lack sufficient equity to permit the entity to finance its activities without additional subordinated financial support from other parties, or (2) have equity investors that do not have the ability to make significant decisions relating to the entity’s operations through voting rights, or do not have the obligation to absorb the expected losses, or do not have the right to receive the residual returns of the entity.

The primary beneficiary of a VIE (i.e., the party that has a controlling financial interest) is required to consolidate the assets and liabilities of the VIE. The primary beneficiary is the party that has both (1) the power to direct the activities of the VIE that most significantly impact the VIE’s economic performance; and (2) through its interests in the VIE, the obligation to absorb losses or the right to receive benefits from the VIE that could potentially be significant to the VIE.

On September 30, 2013, the owners of Erick Flowback Services, LLC (“EFS”) acquired the Company through an equity acquisition. The operations of EFS are very similar in nature to the Company as they both provide flowback services to end customers. However, EFS operates in different geographies than the Company and is not seen as a direct competitor or business partner. EFS has total assets of $42,151,921 and total liabilities of $33,921,188 as of December 31, 2013.

The purchase price paid by the owners of EFS was $13,000,000 and was funded through a debt transaction whereby the Company and EFS, collectively as “borrowers”, executed a master loan arrangement (“MLA”) with Bank 7 (“Bank 7”) and International Bank of Commerce (“IBC”), collectively, as “lenders”. As part of the MLA, the Company and EFS borrowed an additional $7,000,000 to repay previously existing debt and fund general corporate purposes. The Company and EFS are considered jointly and severally liable for the debt, the debt is collateralized by the assets of the Company and EFS, and is further guaranteed by the owners of the Company. The debt is recorded solely on the books of EFS as the owners plan on paying for the debt service requirements with EFS cash flows with support to be provided by RPS at the owners’ discretion. From time to time, the Company may provide debt service payment support at the discretion of the owners. During the current year the Company paid approximately $1,200,000 to EFS to assist with loan repayment. As the payments are being made at the sole discretion of the owners, this amount will vary from year to year. The funding provided by the Company was at the discretion of the owners and is treated as a capital distribution within the statement of members’ equity of the Company. Refer to Note D for further discussion of the related party transactions between the Company and EFS.

Rod’s Production Services, LLC

NOTES TO FINANCIAL STATEMENTS

December 31, 2013

NOTE A – NATURE OF OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICES
CONTINUED

2.	Variable Interest Entity - Continued

The Company has determined that due to the joint and several nature of the debt arrangement with EFS, that the Company has a variable interest in EFS. In addition, the Company has determined that EFS is a VIE based on the debt guarantees provided by the owners of EFS which indicates that EFS lacks sufficient equity to permit EFS to finance its activities without support from other parties. To assess whether the Company is the primary beneficiary of EFS, the Company considered all facts and circumstances, including the purpose and design of EFS (including the purpose of the acquisition of the Company by the EFS owners), contractual agreements between the Company and EFS, and other related party transactions between the Company and EFS. The Company’s only contractual arrangement with EFS is the debt arrangement and based on such arrangement and consideration of other factors, the Company determined it does not have the power to direct the activities of EFS. While the Company does meet the second condition of a primary beneficiary through its variable interest, it is not considered the primary beneficiary as it does not meet both conditions of a primary beneficiary and therefore, the Company does not consolidate EFS.

The Company’s maximum exposure to loss as a result of its involvement with EFS is approximately $19.2 million.

3.	Management Estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenues and expenses, as well as certain financial statement disclosures. While management believes that the estimates and assumptions used in the preparation of the financial statements are appropriate, actual results could differ from these estimates.

Significant estimates include, but are not limited to, the assumptions used to calculate depreciation and amortization and the allowance for doubtful accounts.

4.	Cash and Cash Equivalents

The Company considers all highly-liquid instruments purchased with a maturity date of three months or less to be cash equivalents. Cash balances are maintained at financial institutions that are insured by the Federal Deposit Insurance Corporation although such balances typically are in excess of the insured amount; however, no losses have been recognized as a result of these circumstances and management monitors the credit ratings and concentration of risk with these financial institutions on a continuing basis to safeguard cash deposits.

5.	Revenue Recognition

The Company recognizes revenue when services are performed, collection of the receivable is probable, persuasive evidence of an arrangement exists, and the price is fixed and determinable. Services are sold without warranty or right of return.

Services are typically provided on a day rate and revenue is recognized as the work progresses.

Rod’s Production Services, LLC

NOTES TO FINANCIAL STATEMENTS - CONTINUED

December 31, 2013

NOTE A – NATURE OF OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICES CONTINUED

6.	Concentration of Credit Risk and Significant Customers

For 2013, four customers comprised the majority of the Company’s revenue. Revenue from these customers represented approximately 38%, 22%, 20%, and 12% of total revenues, respectively.

As of December 31, 2013 the amounts due from four customers comprised the majority of accounts receivables. Accounts receivables from these customers represented approximately 32%, 23%, 27%, and 13% of total accounts receivables, respectively.

7.	Accounts Receivable

The Company does business and extends credit to its customers based on an evaluation of each customer’s financial condition, generally without requiring collateral. Exposure to losses on receivables is evaluated continuously by Company management. Accounts receivable are stated at amounts due from customers net of an allowance for doubtful accounts based upon a review of outstanding receivables, historical collection experience and existing economic conditions. If deemed uncollectible, the Company writes off accounts receivable. The allowance for doubtful accounts was $64,982 at December 31, 2013.

8.	Property and Equipment

Property and equipment are presented at cost less accumulated depreciation. All acquisitions of property and equipment of a clearly immaterial nature and all expenditures for repairs, maintenance, renewals, and betterments that do not materially prolong the useful lives of assets are expensed. Depreciation is computed using the straight-line method over the estimated useful lives of the related assets. The cost of leasehold improvements is amortized over the lesser of the estimated useful lives of the assets or the length of the related leases including renewals. When property and equipment is sold or otherwise disposed of, the cost and related accumulated depreciation are eliminated from accounts and any resulting gain or loss is reflected in income.

Property and equipment are stated at cost and depreciated using the straight-line method over the following estimated useful lives of the assets:

Assets	Life

Building and building improvements	20 - 39 Years
Leasehold improvements	7 - 20 Years
Machinery and equipment	5 - 8 Years
Office furniture and equipment	5 - 7 Years
Vehicles and transportation equipment	3 - 5 Years

Rod’s Production Services, LLC

NOTES TO FINANCIAL STATEMENTS - CONTINUED

December 31, 2013

NOTE A – NATURE OF OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICES CONTINUED

9.	Factoring Arrangement

The Company is party to a factoring agreement with a factoring company to finance its cash flow needs. Under the factoring agreement, the factoring company provides cash advances against open receivables prior to collection. Invoices of preapproved customers are submitted to the factoring company and the Company receives 85% of the invoices in cash. The factoring company initially charges a 0.5% fee on factored receivables, and charges an additional 0.5% fee for each 15 day period or portion thereof that the receivable remains unpaid. If a customer fails to pay an invoice within 90 days of the invoice date, the Company must repurchase such receivables from the factoring company on demand. During 2013, factoring fees totaled $729,840 and are included in interest expense on the statement of income. The Company is responsible for receivables that remain uncollectible after 90 days under recourse provisions within the factoring agreement.

10.	Impairments of Long-Lived Assets

The Company reviews long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. The recoverability of an asset to be held and used is measured by a comparison of the carrying amount of the asset to future net undiscounted cash flows expected to be generated by the asset. No impairment was recognized in the year ended December 31, 2013.

11.	Income Taxes

The Company was formed as a limited liability company and has elected to be treated as an S corporation for income tax purposes. The Company’s taxable income or loss is reported on the income tax returns of its members. Uncertain tax positions are recognized in the financial statements only if that position will more likely-than not be sustained upon examination by taxing authorities, based on the technical merits of the position. As of December 31, 2013, there were no uncertain tax positions recorded. The Company’s policy is to record interest and penalties related to uncertain tax positions when and if they become applicable as a component of other expenses on the statement of income.

The Company files income tax returns in the U.S. federal and various state jurisdictions. The Company’s periodic tax returns filed in 2010 (both federal and state) and thereafter are subject to examination by taxing authorities in accordance with the normal statues of limitations in the applicable jurisdictions.

The state tax is calculated by applying a tax rate to a base that considers both revenues and expense and, therefore, has the characteristics of an income tax. The Company recorded state income tax expense of $106,246 for the year ended December 31, 2013.

Rod’s Production Services, LLC

NOTES TO FINANCIAL STATEMENTS - CONTINUED

December 31, 2013

NOTE B – PROPERTY AND EQUIPMENT

Property and equipment consisted of the following at:

December 31,
2013

Building and building improvements	$131,022
Leasehold improvements	25,758
Machinery and equipment	10,570,481
Office furniture and equipment	4,785
Vehicles and transportation equipment	788,367

Less: accumulated depreciation	(5,345,661)
Land	479,890

$6,654,642

Depreciation expense totaled $2,404,435 for 2013.

NOTE C – LONG-TERM DEBT

At January 1, 2013, the Company had vehicle and equipment notes of $1,674,469 and lines of credit of $100,000 outstanding.

The vehicle and equipment notes represented various fixed rate term loans with interest rates ranging from 4.40% to 7.49%. During 2013, an additional $100,644 was borrowed to fund equipment purchased. All of the vehicle and equipment loans were paid in full in conjunction with the change in ownership as disclosed at Note A.2.

The Company had a line of credit arrangement with a financial institution providing up to $250,000 in credit and bearing interest at a rate of prime plus 2.00% or the floor rate of 5.00% that expired in February 2012. In November 2012, the Company re-instated the line of credit under the same terms with an expiration date of November 15, 2013. The line of credit was paid in full during 2013 and was not renewed.

Refer to discussion of the Company’s joint and severally liable agreement in Note E.

NOTE D – RELATED PARTY TRANSACTIONS

For the year ended December 31, 2013, EFS made a payment of approximately $1,059,000 to pay off the debt obligations of the Company in connection with the owners of EFS’ purchase of the equity units of the Company as discussed in Note A.2. The Company repaid EFS and began making additional weekly payments to EFS to assist in the debt service requirements, which was determined at the owners’ discretion and may cease at any time. EFS entered into transactions to perform services on the Company’s behalf and charged the Company for the services totaling approximately $59,000 for the year ended December 31, 2013. For the year ended December 31, 2013, EFS incurred costs of approximately $65,000 the majority of which comprised rental, supplies, and service charges for services performed by the Company. EFS also purchased service equipment of approximately $47,000 from the Company during 2013.

Rod’s Production Services, LLC

NOTES TO FINANCIAL STATEMENTS - CONTINUED

December 31, 2013

NOTE D – RELATED PARTY TRANSACTIONS - CONTINUED

At December 31, 2013, the Company had a payable and unbilled amounts due to EFS of approximately $76,000 included in accounts payable on the balance sheet and a receivable of approximately $110,000 included in accounts receivable, net on the balance sheet.

NOTE E –COMMITMENTS AND CONTINGENCIES

The Company leases certain real estate assets under noncancelable operating leases expiring at various dates through 2015. Operating lease rent expense was approximately $93,000 for the year ended December 31, 2013 and is included in operating expenses on the statement of income. Future minimum lease payments under noncancelable leases will be approximately $61,800 and $30,700 during the years ended 2014 and 2015, respectively.

The Company may become, from time to time, involved in routine litigation or subject to disputes or claims related to business activities, including workers’ compensation claims and employment related disputes. In the opinion of management, any liability that may ultimately result from the resolution of these matters, if decided adversely, is not expected to have a material effect on the Company’s financial condition, results of operations, or cash flows.

As previously disclosed in Note A.2, the Company is jointly and severally liable under the MLA. The MLA is comprised of four different term loans and two available lines of credit. The four notes and two lines of credit are collateralized by property and assets of EFS, the property and assets of the Company, and the personal guarantees of its owners. The four term loans have a variable interest rate with a minimum rate of 5.5%. The interest rate in effect at December 31, 2013 was 5.5%. EFS is required to maintain a reserve bank account of the lesser of $325,000 or 100% of excess cash flow (as defined in the agreement). EFS has a balance of $350,000 in this account at December 31, 2013 and this is shown as restricted cash on the balance sheet of EFS. Note 1’s initial principal amount was $7,800,000. Payments are due in monthly installment amounts, including interest, of $181,400. Beginning September 2014, an annual additional principal payment equal to 60% of the reserve bank account is due until the maturity date of October 2017. Note 2’s initial principal amount was $5,200,000. Payments are due in monthly installment amounts, including interest, of $120,935. Beginning September 2014, an annual additional principal payment equal to 40% of the required reserve bank account is due until the maturity date of October 2017. Note 3’s initial principal amount was $4,200,000. Payments are due in monthly installment amounts, including interest, of $110,160 until the maturity date of April 2017. Note 4’s initial principal amount was $2,800,000. Payments are due in monthly installment amounts, including interest, of $73,440 until the maturity date of April 2017. The two lines of credit are for $1,500,000 and $1,000,000. Both lines of credit have a variable interest rate with a minimum rate of 5.5%. The interest rate in effect at December 31, 2013 was 5.5%. The lines of credit require monthly payments of interest only, with principal interest payments beginning in November 2014. There were no amounts outstanding on the lines of credit at December 31, 2013. The total balance outstanding on these loans is approximately $19.2 million at December 31, 2013.

NOTE F – SUBSEQUENT EVENTS

Management has evaluated the effects of subsequent events for inclusion and disclosure in the accompanying financial statements through June 5, 2014, the date the accompanying financial statements were available to be issued and is not aware of any subsequent events that would have a material impact on the accompanying financial statements, except as disclosed within the notes to the financial statements.